UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/17/2004

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11900 Crownpoint Drive, San Antonio, TX 78233
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 13, 2004, the Company's board of directors elected Edward P. Gistaro and Lori Jones to the Board of Directors. Mr. Gistaro has also been elected to the Audit Committee of the Board. There were no arrangements or understandings between Mr. Gistaro or Ms. Jones and any other person pursuant to which either of them was elected as a director, and there are and have been no transactions since the beginning of the Company's last fiscal year or currently proposed, regarding Mr. Gistaro or Ms. Jones that are required to be disclosed by Item 404(a) of Regulation S-K.   On December 13, 2004, the Company's board of directors appointed Stanley Rosenberg of Loeffler Tuggey Pauerstein Rosenthal LLP as special advisor to the board.

On December 15, 2004, Mr. Christopher Dean and Mr. Christopher Illick resigned from the Board. There was no disagreement between Mr. Dean or Mr. Illick and the Company related to the Company's operations, policies or practices. Both Messers. Dean and Illick served on the Audit Committee and Compensation Committee of the Board of Directors.

A copy of the press release announcing the issuance of the going concern qualification, the resignation of the directors, the appointment of the new directors and special advisor to the board of directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.    Other Events

On December 17, 2004, Analytical Surveys, Inc. (the "Company") announced that its independent auditors, Pannell Kerr Forster of Texas, P.C., issued a going concern qualification on its financial statements for the fiscal year ended September 30, 2004, based on the Company's significant operating losses reported in fiscal 2004 and prior years, as well as a lack of external financing.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
99.1 Press release dated December 17, 2004, issued by the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: December 17, 2004.	By:	/s/ Lori Jones
Lori Jones
Chief Financial Officer

Analytical Surveys, Inc.

Date: December 17, 2004.	By:	/s/ Lori Jones
Lori Jones
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 17, 2004, issued by the Company